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                                  EXHIBIT 23.3












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                        [Letterhead of RP Financial, LC.]

                                                      December 17, 1997
Board of Directors
Pocahontas Federal Mutual Holding Company, Inc.
Pocahontas Federal Savings and Loan Association
203 West Broadway Street
Pocahontas, Arkansas  72455

Gentlemen:

      We hereby consent to the use of our firm's name in the Application for Conversion of Pocahontas Federal Mutual Holding Company, Inc., the mutual holding company for Pocahontas Federal Savings and Loan Association, Pocahontas, Arkansas and any amendments thereto, in the Form S-1 Registration Statement and any amendments thereto, and in the Form H(e)1-s for Pocahontas Bancorp, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report in such filings including the Prospectus of Pocahontas Bancorp, Inc.

                                                Sincerely,

                                                RP FINANCIAL, LC.


                                                /s/ Gregory E. Dunn
                                                Gregory E. Dunn
                                                Senior Vice President